Exhibit 10.22

AMENDMENT

TO

GAS PURCHASE AGREEMENT

THIS AMENDMENT to that certain Gas Purchase Agreement, dated May 1, 2009, as amended, is made and entered into this 11th day of January, 2012, by and between MidMar Gas LLC (successor to Feagan Gathering Company insofar as this Agreement is concerned) (“Buyer”) and Windsor Permian LLC (“Seller”).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Gas Purchase Agreement dated May 1, 2009, as amended, (the “Agreement”) covering the purchase and sale of gas produced from wells located on the acreage described in Exhibit “A” to the Agreement, and

WHEREAS, Buyer and Seller would like to release from the Agreement a portion of the gas committed under the Agreement in order for Seller to market such gas to a purchaser other than Buyer.

NOW, THEREFORE, for and in consideration of mutual covenants and conditions contained herein and other good and valuable consideration, the parties hereto mutually agree as follows:

“Effective March 1, 2012, all gas produced from wells located on the acreage described below is hereby released from the Agreement on a month-to-month basis subject to Buyer’s express right to re-establish the purchase of such gas in accordance with the Agreement at any time effective on or after January 1, 2017 by providing Seller at least thirty (30) days written notice.”

Lease Name	Acreage Description	County, State
Windsor Hurt Lease (WHL)	Sections 2, 4, 9, 10 and 11 Block 42, Township 1 South, T&P RR Co. Survey	Ector, Texas

Except as herein amended, the Agreement shall remain in full force and effect as previously written.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

“Buyer”		“Seller”

MidMar Gas LLC		Windsor Permian LLC

By:	/s/ Mike Feagan	By:	/s/ Travis D. Stice
Title:	Vice President	Title:	President & CEO

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